UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Kohl’s Responds to Director Nominations from Macellum Advisors; Company Reaffirms Commitment to Maximize Value for All Shareholders

Unified and refreshed board includes three independent directors that joined as part of settlement with Macellum and other shareholders in April 2021; six new independent directors in three years

Board is committed to evaluating and pursuing any value-enhancing opportunities; Finance Committee designated to lead the ongoing review of any expressions of interest

Board and management remain focused on executing strategy to drive sustained shareholder value

MENOMONEE FALLS, Wis.—February 10, 2022—Kohl’s Corporation (NYSE:KSS) (“Kohl’s” or the “Company”) today issued the following statement regarding Macellum Advisors GP, LLC’s (“Macellum”) announcement of its nomination of directors for election to the Kohl’s Board of Directors (the “Board”) at the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”):

Kohl’s believes Macellum’s effort to take control of the Board is unjustified and counterproductive. Kohl’s appointed two of Macellum’s designees, along with an additional mutually agreed upon designee, to its Board pursuant to the 2021 settlement agreement with Macellum and certain other shareholders. All members of the Kohl’s Board, other than its CEO, are independent.

Macellum’s claim that Kohl’s Board is not equipped to evaluate sale opportunities is groundless. The Board designated its Finance Committee, which is comprised entirely of independent directors, was formed pursuant to the settlement with Macellum and includes one of Macellum’s 2021 designees, to lead the review of any expressions of interest. Additionally, the Company and the Board have engaged financial advisors, including Goldman Sachs and PJT Partners, and have asked Goldman Sachs to engage with interested parties.

Furthermore, Macellum’s claim to be “disappointed and shocked” by Kohl’s rejection of the previously disclosed expressions of interest is disingenuous. Macellum has on multiple occasions stated publicly that Kohl’s is worth “at least $100 per share.”

Finally, Macellum’s comments on the Board’s adoption of a limited-duration shareholder rights plan are misleading. The Board adopted the rights plan to protect shareholder value by ensuring that the Board can conduct an orderly review of any expressions of interest and by preventing any person or group from gaining control of Kohl’s through open market accumulation.

The rights plan does not preclude the Board from considering any offers that recognize the value of the Company. Macellum itself publicly acknowledged on February 4 that the shareholder rights plan Kohl’s adopted is “still a stop, look and listen mechanism.” As demonstrated by Macellum’s latest announcement, the rights plan also does not impact shareholders’ ability to initiate a proxy contest.

The Board reaffirms its commitment to maximizing the long-term value of the Company. It will continue to pursue all reasonable opportunities to drive value, consistent with its fiduciary obligations.

Our strategy is delivering results.

As we previously announced, based on our performance in 2021, we are positioned to exceed our key 2023 financial goals two years ahead of plan. Our work to fundamentally restructure the business allowed us to achieve a nine-year high operating margin in Q3, and record Q3 earnings per share, positioning us to achieve significantly enhanced profitability going forward. These results reflect our strategic focus on transforming the operating model and making Kohl’s the leading omnichannel destination for the active and casual lifestyle.

We are optimistic about significant value creation in both the near and long term as a result of our transformational strategy. As one example, we have rolled out 200 Sephora at Kohl’s shops to date and expect to launch an additional 650 shops in the next two years, including over 400 in 2022. As we noted in our 2021 third quarter earnings, we are seeing an incremental mid-single-digit lift to store sales where we have opened Sephora at Kohl’s shops, and more than 25% of Sephora at Kohl’s shoppers are new to Kohl’s.

Kohl’s looks forward to sharing additional details on the progress against its growth strategy as well as an updated financial framework and capital allocation strategy at the previously announced Investor Day on March 7, 2022.

Shareholders are not required to take any action at this time.

The Board will present its recommendation regarding director nominees in Kohl’s definitive proxy statement and other materials, to be filed with the U.S. Securities and Exchange Commission and made available to all shareholders eligible to vote at the 2022 Annual Meeting. The Company will announce details regarding the 2022 Annual Meeting in due course.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include information concerning the Board’s review of expressions of interest and the Company’s business strategies, plans, and objectives. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. You should understand that these forward-looking statements are not guarantees of strategic action, performance, or results. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

Important Shareholder Information and Where You Can Find It

Kohl’s intends to file a proxy statement and BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in Kohl’s proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on March 19, 2021 (the “2021 Proxy Statement”) and in Kohl’s Current Report on Form 8-K, filed with the SEC on April 14, 2021 (together with the 2021 Proxy Statement, the “2021 Filings”). To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the 2021 Filings or were otherwise not included, such changes or amounts have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Additional information is available in Kohl’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 29, 2022 filed with the SEC on June 3, 2021, September 2, 2021 and December 2, 2021, respectively. Details concerning the nominees of Kohl’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

CONTACTS

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com

To: All Associates

From: Michelle Gass

Subject: Update Regarding Recent News

Dear team,

I’m writing to update you on a matter involving one of our shareholders. Today, Macellum, which stated that it owns close to 5% of Kohl’s shares, publicly announced that they will seek to replace certain members of our Board of Directors. We shared our public response to this news in this press release [link].

As many of you know, we went through a similar experience with Macellum in 2021. This kind of investor activism is common for publicly traded companies.

Today’s events may draw additional media speculation. I can assure you that we are proactively managing this situation and will update you as appropriate.

I am excited about the opportunities ahead. Regardless of how these near-term events playout, the future is bright for Kohl’s. Thanks for your continued dedication and hard work.

As a reminder, if you receive any media inquiries about this matter, please direct them to Jen Johnson at Jen.Johnson@kohls.com. If you get any questions from investors, please send them directly to Mark Rupe at Mark.Rupe@kohls.com.

Sincerely,

Michelle

Legal Notice Required by the SEC:

Important Shareholder Information and Where You Can Find It

Kohl’s intends to file a proxy statement and BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in Kohl’s proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on March 19, 2021 (the “2021 Proxy Statement”) and in Kohl’s Current Report on Form 8-K, filed with the SEC on April 14, 2021 (together with the 2021 Proxy Statement, the “2021 Filings”). To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the 2021 Filings or were otherwise not included, such changes or amounts have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on

Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Additional information is available in Kohl’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 29, 2022 filed with the SEC on June 3, 2021, September 2, 2021 and December 2, 2021, respectively. Details concerning the nominees of Kohl’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.